UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

September 22, 2010

Date of Report (Date of earliest event reported)

ITRON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-22418	91-1011792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, WA 99019

(Address of principal executive offices, Zip Code)

(509) 924-9900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 22, 2010, Itron, Inc. (the Company), entered into an Amendment (the Amendment) to the Company’s Rights Agreement, dated December 11, 2002 (the Rights Agreement), by and between the Company and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services) (the Rights Agent).

Pursuant to Section 26 of the Rights Agreement, the Company amended the Rights Agreement to add the defined term “Designated Holder” for the purpose of providing a limited exemption to BlackRock Inc. and its subsidiaries and affiliates (BlackRock) from the definition of Acquiring Person under the Rights Agreement. This limited exemption permits BlackRock to become the beneficial owner of up to 17% of the common shares of the Company then outstanding without becoming an Acquiring Person (as defined in the Rights Agreement) rather than the 15% threshold otherwise applicable. BlackRock will be deemed a Designated Holder until the earliest of such time as (a) BlackRock ceases to beneficially own 10% or more of the common shares of the Company, (b) BlackRock Inc. or any parent entity is subject to a change of control or (c) BlackRock reports or is required to report on Schedule 13D (or any successor or comparable report) its beneficial ownership of common shares of the Company.

The Amendment also provides for updates to the definitions of “Beneficial Ownership” and “Acquiring Person” so that the definitions of these terms more closely track current investor activities in U.S. securities markets. The foregoing description of the amendment is qualified in its entirety by reference to the applicable provisions of the Amendment, herein attached as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Amendment To Rights Agreement (originally dated December 11, 2002) between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated September 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

Dated: September 22, 2010	By:	/s/ Steven M. Helmbrecht
Steven M. Helmbrecht
Sr. Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment To Rights Agreement (originally dated December 11, 2002) between Itron, Inc. and Mellon Investor Services LLC, as Rights Agent, dated September 22, 2010.